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                                AMENDMENT NO. 1
                            TO AMENDED AND RESTATED
                          1976 COAL PURCHASE CONTRACT
                      BETWEEN COMMONWEALTH EDISON COMPANY
                         AND BLACK BUTTE COAL COMPANY

         This Amendment No. 1 shall be effective as of January 1, 1996 and is made and entered into by and between Commonwealth Edison Company ("Buyer" or "Edison") and Black Butte Coal Company ("Seller" or "Black Butte").

         WHEREAS, Edison and Black Butte are parties to an Amended and Restated 1976 Coal Purchase Contract entered into as of January
1, 1993 (the "Contract"); and

         WHEREAS, Edison and Black Butte desire to amend Section 1 of the Contract.

         NOW THEREFORE, Edison and Black Butte agree to amend the Contract as set forth below.



1. Section 1 is replaced by the following new Section 1.

Section 1. Source of Coal

         Section 1.01 The coal to be delivered prior to 1993 pursuant to this Agreement shall be produced from the Black Butte Mine (such mine and any other mine from which coal to be delivered under this Agreement is to be produced being hereinafter referred to as



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the "Mine"). Subject to the terms and conditions contained herein, Black Butte has the right to deliver coal from one or more alternate source mines ("Alternate Source Mine(s)"). Each of the contracts for the provision of coal under this Agreement from an Alternate Source Mine is referred to as an "Alternate Source Contract," Black Butte has elected to provide all coal to be delivered hereunder after 1992 from the Caballo Rojo Mine, the Antelope Mine and the Rochelle Mine, each in Wyoming and such other Mines as may be provided for in an Alternate Source Contract. Edison has negotiated and approved each of the Alternate Source Contracts in effect as of January 1, 1996 or prior thereto and accepts the terms and conditions thereof. Black Butte agrees that it shall exercise all of its elections, decisions and other rights under any Alternate Source Contract as directed by Edison. Edison will hold Black Butte harmless for all claims of a vendor under an Alternate Source Contract arising out of any such direction by Edison. Black Butte shall have no right to amend an Alternate Source Contract or settle any dispute thereunder without Edison's prior written consent. Black Butte's right to deliver coal from any other Alternate Source Mine or the Black Butte Mine after 1992, shall be limited to the rights granted Black Butte in Sections 9 and 12(7).

         Section 1.02. Coal from an Alternate Source Mine (i) shall be weighed in accordance with the terms of the applicable Alternate
Source Contract; (ii) shall conform to the coal quality

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specifications in the applicable Alternate Source Contract; (iii) shall be warranted with respect to coal quality in accordance with the terms of the applicable Alternate Source Contract; and (iv) shall be sampled and analyzed for conformance to the applicable coal quality specifications and warranties in accordance with the applicable Alternate Source Contract. Edison will perform all of the vendee's obligations relating to the provision of unit trains and other equipment for the receipt of coal under any Alternate Source Contract and, without limiting the generality of Section 12(4), Edison shall be entitled to any compensation payable to the vendee in respect of any failure to load timely any such equipment. The provisions of the last grammatical paragraph of Section 8.03 shall not apply to billing adjustments under this Agreement that result from adjustments to billings to Black Butte under any Alternate Source Contract. If Edison acknowledges in writing that it has negotiated and accepts the terms of the Alternate Source Contract, Black Butte will enter into such Alternate Source Contracts as Edison may from time to time request for the purpose of enabling Black Butte to supply coal under this Agreement, unless Black Butte determines that the vendor thereunder is unlikely to provide coal as provided for in the Alternate Source Contract. The fact that Black Butte enters any Alternate Source Contract pursuant to Edison's request shall not imply that Black Butte has made any determination or representation with respect to the vendor,

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including but not limited to the vendor's ability to perform or its performance thereunder.

    2. Except as set forth in this Amendment No. 1, the provisions of the Contract remain in full force and effect.

    IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this First Amendment as of the day and year first above written.





                                        COMMONWEALTH EDISON COMPANY

                                        By: /s/ Jatmall
                                            -------------------------
                                            Vice President

                                        BLACK BUTTE COAL COMPANY

                                        By: /s/
                                            ---------------------------------
                                        Title: Member of Management Committee

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